UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. ___)

Filed by the Registrant                        [X]
Filed by party other than the Registrant       [ ]

Check the appropriate box:


[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                         ------------------------------

                              MODERN CONTROLS, INC.
                (Name of Registrant as Specified In Its Charter)



    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                         ------------------------------

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1     Title of each class of securities to which transaction applies:

            --------------------------------------
      2     Aggregate number of securities to which transaction applies:

            --------------------------------------
      3 Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------
      4     Proposed maximum aggregate value of transaction:

            --------------------------------------
      5     Total fee paid:

            --------------------------------------

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1     Amount Previously Paid:

            --------------------------------------
      2     Form, Schedule or Registration Statement No.:

            --------------------------------------
      3     Filing Party:

            --------------------------------------
      4     Date Filed:

            --------------------------------------

                               1998 ANNUAL MEETING

                              MODERN CONTROLS, INC.
                             7500 BOONE AVENUE NORTH
                          MINNEAPOLIS, MINNESOTA 55428



TO THE SHAREHOLDERS OF MODERN CONTROLS, INC.:

         You are cordially invited to attend our Annual Meeting of Shareholders to be held on May 19, 1998, at 4:00 p.m., local time, at the Marriott Hotel--City Center, 30 South Seventh Street, Minneapolis, Minnesota.

         The formal Notice of Meeting, Proxy Statement and form of proxy are enclosed.

         Whether or not you plan to attend the meeting, please date, sign and return the enclosed proxy in the envelope provided as soon as possible so that your vote will be recorded.



                                        Very truly yours,


                                        /s/ William N. Mayer


                                        William N. Mayer
                                        CHAIRMAN OF THE BOARD AND
                                        CHIEF EXECUTIVE OFFICER



April 7, 1998






                          PLEASE SIGN, DATE AND RETURN
                           THE ENCLOSED PROXY PROMPTLY
                         TO SAVE THE COMPANY THE EXPENSE
                           OF ADDITIONAL SOLICITATION.

                              MODERN CONTROLS, INC.
                             7500 BOONE AVENUE NORTH
                          MINNEAPOLIS, MINNESOTA 55428

                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 19, 1998

                              --------------------



TO THE SHAREHOLDERS OF MODERN CONTROLS, INC.:

         Notice is hereby given that the Annual Meeting of Shareholders of Modern Controls, Inc. will be held on May 19, 1998, at 4:00 p.m., local time, at the Marriott Hotel--City Center, 30 South Seventh Street, Minneapolis, Minnesota for the following purposes:

         1. To elect seven directors to serve for the ensuing year or until their successors are elected and qualified.

         2. To consider and act upon a proposal to amend the Company's Restated Articles of Incorporation to increase the authorized number of shares of capital stock from 10,000,000 to 25,000,000 shares, consisting of 22,000,000 shares of common stock, $.10 par value, and 3,000,000 shares undesignated as to series.

         3. To consider and act upon a proposal to adopt the Company's 1998 Stock Option Plan.

         4. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

         The close of business on March 20, 1998 has been fixed as the record date for the determination of shareholders who are entitled to vote at the meeting or any adjournments thereof.

                                        By Order of the Board of Directors


                                        /s/ Ronald A. Meyer


                                        Ronald A. Meyer
                                        SECRETARY


Dated:  April 7, 1998


--------------------------------------------------------------------------------
         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. NO ADMISSION TICKET OR OTHER CREDENTIALS WILL BE NECESSARY. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY MARKING, SIGNING, DATING AND MAILING YOUR PROXY IN THE REPLY ENVELOPE PROVIDED.
--------------------------------------------------------------------------------

                              MODERN CONTROLS, INC.
                             7500 Boone Avenue North
                          Minneapolis, Minnesota 55428

                               -------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 19, 1998

                               -------------------



                                  INTRODUCTION

         The Annual Meeting of Shareholders (the "Annual Meeting") of Modern Controls, Inc. (the "Company") will be held on May 19, 1998, at 4:00 p.m., local time, at the Marriott Hotel--City Center, 30 South Seventh Street, Minneapolis, Minnesota, or at any adjournment or adjournments thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

         A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's common stock, $0.10 par value (the "Common Stock") will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of Common Stock.

         Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Secretary of the Company, by filing a duly executed proxy bearing a later date with the Secretary of the Company, or by appearing at the Annual Meeting and filing written notice of revocation with the Secretary of the Company prior to use of the proxy. Proxies will be voted as specified by shareholders.

         THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING.


         The Company expects that this proxy material will first be mailed to shareholders on or about April 7, 1998.

                                VOTING OF SHARES


         Only holders of Common Stock of record at the close of business on March 20, 1998 will be entitled to vote at the Annual Meeting. On March 20, 1998, the Company had 6,446,857 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting.

         The presence at the Annual Meeting, in person or by proxy, of the holders of thirty-three and one-third percent (33-1/3%) of the outstanding shares of Common Stock entitled to vote at the meeting (2,148,953 shares) is required for a quorum for the transaction of business. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).


         The election of a nominee for director and any other proposals that may come before the Annual Meeting described in this Proxy Statement require the approval of a majority of the shares present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the meeting). Shares represented by a proxy card including any broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved. Shares represented by a proxy card voted as abstaining on any of the other proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against that matter.

                              ELECTION OF DIRECTORS
                                 PROPOSAL NO. 1

NOMINATION

         The Third Restated Bylaws of the Company provide that the number of directors shall be the number elected by the shareholders at the last annual meeting of shareholders or the number set by resolution of the Board. Seven directors were elected at the 1997 Annual Meeting, and as a result there will be seven directors of the Company for the ensuing year. The Board has nominated the seven individuals below to serve as directors of the Company until the next annual meeting of the shareholders or until their respective successors have been elected and qualified. All of the nominees are members of the current Board.

         The Board recommends a vote FOR the election of each of the nominees listed below. In absence of other instructions, the proxies will be voted FOR the election of the nominees named below. If prior to the meeting the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES

         The following information has been furnished to the Company, as of February 20, 1998, by the persons who have been nominated by the Board to serve as directors for the ensuing year.

                                                                        DIRECTOR
NAME OF NOMINEE       AGE              PRINCIPAL OCCUPATION              SINCE
---------------       ---   -----------------------------------------   --------

William N. Mayer      67    Chairman of the Board and Chief Executive     1971
                            Officer of the Company

Dean B. Chenoweth     76    Executive Vice President of Advantek, Inc.    1980

J. Leonard Frame      73    President and Chief Executive Officer of      1983
                            Phoenix Solutions Co.


Paul L. Sjoquist      64    Retired Director and Secretary, Palmatier,    1988
                            Sjoquist, Voigt & Christensen, P.A. and
                            Independent Consultant

Richard A. Proulx     64    Certified Public Accountant and               1991
                            Independent Consultant


Robert L. Demorest    52    President of the Company                      1995

Thomas C. Thomas      38    Partner, Oppenheimer Wolff & Donnelly LLP     1997

OTHER INFORMATION ABOUT NOMINEES

         Except as indicated below, there has been no change in principal occupations or employment during the last five years for the directors or nominees for election as directors.


         Mr. Sjoquist has been an independent consultant since 1997, when he retired from the law firm of Palmatier, Sjoquist, Voigt & Christensen, P.A. where he had been a patent attorney for more than five years. Mr. Sjoquist and Palmatier, Sjoquist, Voigt & Christensen, P.A. have provided and are expected to continue to provide certain legal services to the Company.


         Mr. Robert L. Demorest has been the President of the Company since January 1995. Prior to that time, Mr. Demorest had been Executive Vice President and Secretary of the Company.


         Mr. Thomas has been an attorney in the law firm of Oppenheimer Wolff & Donnelly LLP for more than five years. Oppenheimer Wolff & Donnelly LLP has provided and is expected to continue to provide certain legal services to the Company.


INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

         The business and affairs of the Company are managed by the Board, which met four times during 1997. Committees established by the Board of Directors include the Audit Committee, the Compensation Committee and the Nominating Committee.

         The members of the Audit Committee during 1997 were Messrs. Proulx and Chenoweth. The function of the Audit Committee is to review Company financial statements, oversee the financial reporting and disclosures prepared by management, make recommendations regarding the Company's financial controls, and confer with the Company's outside auditors. The Audit Committee met two times during 1997.

         The members of the Compensation Committee during 1997 were Messrs. Frame and Sjoquist. The function of the Compensation Committee is to set the compensation for those officers who are also directors, and set the terms of, and grants of awards under, the Company's Incentive Compensation Plan (the "Bonus Plan"), the Employee Stock Option Plan (the "Non-Statutory Plan"), the 1992 Stock Option Plan (the "1992 Plan") and the 1998 Stock Option Plan (the "1998 Plan"), to be considered for approval at this Annual Meeting, and to act on other matters relating to compensation as it deems appropriate. The Compensation Committee met five times during 1997.

         The members of the Nominating Committee appointed in connection with the Annual Meeting were Messrs. Chenoweth and Thomas. The function of the Nominating Committee is to select nominees for the Board of Directors. The Nominating Committee will consider director nominations by shareholders. Shareholders who wish to make recommendations may submit names in writing to the Company by the deadline for shareholder proposals, together with biographical information, the address and the telephone number of the proposed nominee. The Nominating Committee met once during 1997.

         All of the Directors, with the exception of Mr. Chenoweth, attended 75% or more of the aggregate meetings of the Board and all committees on which they served.

DIRECTOR COMPENSATION

         DIRECTORS' FEES. Non-employee directors each received a retainer fee of $550 per month during 1997 without regard to the number of Board or committee meetings held or attended by such director.

         DIRECTOR RETIREMENT PLAN. On March 23, 1988, the Board adopted a retirement plan for non-employee directors of the Company (the "Retirement Plan"). Pursuant to the Retirement Plan, all non-employee directors who have served on the Board of Directors of the Company for at least five years will, upon retirement, receive an amount equal to the annual retainer fee such director would have been entitled to receive during the fiscal year in which such director's retirement occurs, provided that such payment will not be made to a director who, following retirement, continues to serve the Company in a consulting capacity. The amount to be received will be payable in four installments at the end of each of the four fiscal quarters following retirement. As of December 31, 1997, all of the Company's current non-employee directors, with the exception of Mr. Thomas, were eligible to receive payments pursuant to the Retirement Plan upon their retirement from the Board.

         1990 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN. On November 13, 1990, the Board adopted the 1990 Non-Employee Director Stock Option Plan (the "1990 Director Plan"). Pursuant to the 1990 Director Plan, an initial grant of an option to purchase 1,000 shares of Common Stock at an exercise price per share equal to 100% of the fair market value of one share of Common Stock on the date of grant was made to all non-employee directors who were directors on November 13, 1990, the date the 1990 Director Plan was adopted. The 1990 Director Plan provides that each non-employee director who is a director of the Company on November 1 of each second year thereafter will automatically receive an additional option to purchase 1,000 shares of Common Stock at an exercise price per share equal to 100% of the fair market value of a share of Common Stock as of the date of grant. Each option granted under the 1990 Director Plan is exercisable commencing on the first anniversary of the date of grant, and remains exercisable until the fifth anniversary of the date of grant. To exercise an option, the director must have continuously served as a director of the Company for the entire year preceding the date on which the option first becomes exercisable. Once the option becomes exercisable, it will remain exercisable for the remainder of its term, whether or not such director remains a director of the Company. During the last fiscal year, no options to purchase shares of Common Stock were granted under the 1990 Director Plan.

          PRINCIPAL SHAREHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of February 20, 1998 unless otherwise noted (a) by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) by each director and each executive officer named in the Summary Compensation Table and (c) by all executive officers and directors of the Company as a group.

                                                    SHARES OF COMMON STOCK
                                                   BENEFICIALLY OWNED (1)(2)
                                             -----------------------------------

NAME                                            AMOUNT       PERCENT OF CLASS(3)
----                                            ------       -------------------

Fenimore Asset Management, Inc.............  1,229,411 (4)           19.1%
118 North Grand Street
P.O. Box 310
Cobleskill, New York 12043

William N. Mayer...........................    332,095 (5)            5.1%

Robert L. Demorest.........................    101,928 (6)            1.6%

Dean B. Chenoweth..........................     45,250 (7)              *

J. Leonard Frame...........................      9,316 (8)              *

Paul L. Sjoquist ..........................      9,802 (7)              *

Richard A. Proulx .........................     13,125 (7)              *

Thomas C. Thomas...........................          0                  *

Ronald A. Meyer ...........................    108,285 (9)            1.7%

Daniel W. Mayer............................     82,737 (10)           1.3%

All current directors and
executive officers
as a group (9 persons).....................    702,538 (11)          10.7%

------------------------
*Less than 1%.

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

(2) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

(3)  Based on 6,445,522 shares of Common Stock outstanding as of February 20,
     1998.

(4) Fenimore Asset Management, Inc. has reported in a Schedule 13G filed with the Securities and Exchange Commission that, as of December 31, 1997, it was the beneficial owner of all such shares, possessing shared voting and investment power with respect to all such shares.

(5) Includes 37,500 shares that Mr. W.N. Mayer has the right to acquire within 60 days upon the exercise of stock options. Also includes 294,595 shares owned beneficially by Mr. W.N. Mayer and his wife jointly as to which he shares voting and investment power.

(6) Includes 18,500 shares that Mr. R.L. Demorest has the right to acquire within 60 days upon the exercise of stock options. Also includes 60,357 shares owned beneficially by Mr. Demorest and his wife jointly as to which he shares voting and investment power. Also includes 3,000 shares held in trust for minor children.

(7) Includes 3,000 shares that such directors have the right to acquire within 60 days upon the exercise of stock options.

(8) Includes 3,000 shares that Mr. Frame has the right to acquire within 60 days upon the exercise of stock options. Also includes 4,816 shares owned beneficially by Mr. Frame and his wife jointly as to which he shares voting and investment power and 1,500 shares owned by his wife, as to which he disclaims any beneficial interest.

(9) Includes 18,125 shares that Mr. Meyer has the right to acquire within 60 days upon the exercise of stock options. Also includes 90,160 shares owned beneficially by certain trusts as to which he shares voting and investment power.

(10) Includes 18,125 shares that Mr. D.W. Mayer has the right to acquire within 60 days upon the exercise of stock options.

(11) Includes an aggregate of 104,250 shares that certain directors and executive officers have the right to acquire within 60 days upon the exercise of stock options. Includes an aggregate of 451,428 shares as to which voting and investment power are shared or may be deemed to be shared by certain directors and executive officers.

                    EXECUTIVE COMPENSATION AND OTHER BENEFITS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the three other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in the last fiscal year (the "Named Executive Officers"). Other than Messrs. W.N. Mayer, R.L. Demorest, R.A. Meyer and D.W. Mayer, no other executive officer of the Company had salary and bonus which exceeded $100,000 in the fiscal year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE


                                                                                LONG TERM
                                                                              COMPENSATION
                                                                              ------------
                                                 ANNUAL COMPENSATION           SECURITIES
                                                 -------------------           UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR       SALARY($)      BONUS($)(1)        OPTIONS(#)      COMPENSATION($)(2)
---------------------------        ----       ---------      -----------       -----------     -------------------
William N. Mayer                   1997        $209,000        $117,986 (3)            0             $1,900
 Chairman of the Board and         1996         209,000         126,748                0              1,800
 Chief Executive Officer           1995         193,167         110,066                0              1,350

Robert L. Demorest                 1997        $140,000         $50,593            7,000             $1,900
 President                         1996         131,000          55,612            9,000              1,800
                                   1995         122,134          48,715            7,500              1,562

Ronald A. Meyer                    1997        $123,432         $44,605            5,000             $1,900
 Vice President--Finance           1996         117,783          50,001            7,500              1,800
 and Administration,               1995         108,008          43,080            7,500              1,441
 Treasurer and Secretary

Daniel W. Mayer                    1997        $120,059         $43,386            5,000             $1,182
 Executive Vice President          1996         114,569          48,636            7,500              1,145
                                   1995         105,063          41,906            7,500                897

---------------------------

(1) Cash bonuses for services rendered have been included as compensation for the year earned, even though such bonuses were actually paid in the following year. Except as otherwise provided herein, all bonuses were payable pursuant to the Company's Bonus Plan. The Bonus Plan is based upon the achievement by the Company of certain established profit goals and is described below under the heading "Compensation Committee Report on Executive Compensation."

(2) "All Other Compensation" includes Company contributions to its Salary Reduction Plan. Under the Salary Reduction Plan, participants may voluntarily request that the Company reduce his or her pre-tax compensation by up to 12% (subject to certain special limitations) and contribute such amounts ("Basic Contributions") to a trust. Each year, the Company contributes an amount equal to 20% of the first 6% of each participant's Basic Contributions for that year.

(3) Of such bonus, $10,000 was paid outside of the Company's Bonus Plan for Mr. W.N. Mayer's work in research and development toward the creation of the TRANSORPTION(R) process.

OPTION GRANTS AND EXERCISES

         The following tables summarize option grants and exercises during 1997 to or by the Named Executive Officers and the potential realizable value of the options held by such persons at December 31, 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                        -------------------------------------------------------------------
                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                                    PERCENT OF                                 ANNUAL RATES OF STOCK
                              NUMBER OF           TOTAL OPTIONS                                 PRICE APPRECIATION
                              SECURITIES            GRANTED TO      EXERCISE OR                  FOR OPTION TERM(2)
                              UNDERLYING            EMPLOYEES       BASE PRICE   EXPIRATION    ---------------------
NAME                    OPTIONS GRANTED(#)(1)     IN FISCAL YEAR      ($/Sh)        DATE           5%          10%
----                    ---------------------     --------------   ------------  ----------    --------      -------
William N. Mayer                  --                    --              --           --           --           --

Robert L. Demorest            7,000 (3)                23%           $11.625      11/17/07      $51,266      $129,386

Ronald A. Meyer               5,000 (3)                16%           $11.625      11/17/07      $36,619       $92,419

Daniel W. Mayer               5,000 (3)                16%           $11.625      11/17/07      $36,619       $92,419


---------------------

(1) All the options granted to executives were granted under the 1992 Plan. Options become exercisable under the 1992 Plan so long as executives remain in the employ of the Company or one of its subsidiaries. To the extent not already exercisable, options granted under the 1992 Plan become immediately exercisable in full upon certain changes in control of the Company, provided that, upon such a change in control, the Compensation Committee may determine that holders of options granted under the 1992 Plan will receive cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of such change in control of the Company over the exercise price of such options. See "Executive Compensation and Other Benefits -- Change in Control Arrangements."

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's Common Stock, overall market conditions and the executive's continued employment with the Company. The amounts represented in this table might not necessarily be achieved.

(3) These options were granted on November 18, 1997 (the "Date of Grant"). Of these options, 5,000 shares were fully vested on the Date of Grant and all remaining shares, if any, vest on the first anniversary of the Date of Grant.

                         AGGREGATED OPTION EXERCISES IN
                    LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS
                           SHARES                                   YEAR-END(#)           AT FISCAL YEAR-END($)(3)
                         ACQUIRED ON          VALUE         --------------------------   -------------------------
         NAME           EXERCISE(#)(1)    REALIZED($)(2)    EXERCISABLE UNEXERCISABLE    EXERCISABLE UNEXERCISABLE
         ----           --------------    --------------    ----------- --------------   ----------- -------------
William N. Mayer......         --                --             37,500          --        $221,094          --

Robert L. Demorest....       7,500            $26,563           18,500        12,500       $74,500       $48,500

Ronald A. Meyer.......       7,500            $26,563           18,125         9,375       $73,086       $44,258

Daniel W. Mayer.......       7,500            $35,625           18,125         9,375       $73,086       $44,258


--------------------

(1) The exercise price of options granted under the Company's Non-Statutory Plan or the 1992 Plan may be paid in cash or in shares of the Company's Common Stock valued at fair market value on the date of exercise. In addition, the exercise price of options granted under the Non-Statutory Plan or the 1992 Plan may be paid pursuant to a cashless exercise procedure under which the executive provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. Under the 1992 Plan, the Compensation Committee also has the discretion to grant a supplemental cash bonus to an optionee in connection with the grant or exercise of an option or both the grant and exercise of an option. See "Executive Compensation and Other Benefits -- Change in Control Arrangements."

(2) The "Value Realized" is calculated as the excess of the market value of the Common Stock on the date of exercise or December 31, 1997, as the case may be, over the exercise price. The market price of the Common Stock as of December 31, 1997 was calculated as the average of the high and low sales prices as quoted on the Nasdaq National Market System. The exercise price of outstanding options range from $4.417 to $11.625 per share.

(3) Value calculated as the excess of the market value of the Common Stock at December 31, 1997 ($10.5625), calculated as the average of the high and low sales prices as quoted on the Nasdaq National Market System, over the exercise price per share. Options are in-the-money if the market price of the shares exceeds the option exercise price.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Composed entirely of outside directors, the Compensation Committee of the Board of Directors meets two to four times per year and is responsible for establishing the compensation for executive officers who are also directors of the Company (Messrs. W.N. Mayer and R.L. Demorest) and for administering the Company's compensation and stock option plans in which these individuals and other key employees participate. Mr. W.N. Mayer, the Company's Chief Executive Officer, establishes the compensation of all other executive officers who are not also directors of the Company. The members of the Compensation Committee of the Company during 1997 were J. Leonard Frame and Paul L. Sjoquist. A more complete description of the functions of the Compensation Committee is set forth under the caption "Election of Directors -- Information About the Board and its Committees."

         COMPENSATION PHILOSOPHY AND OBJECTIVES. The Company's executive compensation philosophy is to link executive compensation directly to earnings performance and therefore to increases in shareholder value. The objectives of the Company's executive compensation program are to:

         * Reward the achievement of desired Company earnings and individual performance goals.

         * Provide compensation that is competitive with other companies of comparable size and performance that enables the Company to attract and retain key executives.

         * Link compensation to the performance of the Company's Common Stock thereby aligning the interests of executives with those of the Company's shareholders.

         The Company's executive compensation program provides a level of compensation that is competitive for companies of comparable profitability, complexity and size. In determining compensation levels, competitive compensation data, including compensation data for some of the companies included in the Peer Group Index used in the Stock Performance Graph as well as other companies, is collected by management, analyzed and presented to the Compensation Committee for review. The Compensation Committee ultimately determines the proper level of compensation which may be greater or less than competitive levels in this survey data based upon factors such as annual and long-term Company performance and individual performance. The compensation of executives other than Messrs. W.N. Mayer and R.L. Demorest is established by Mr. W.N. Mayer using a similar philosophy.

         EXECUTIVE COMPENSATION PROGRAM COMPONENTS. The Company's executive compensation program consists of base salary, annual incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options. The Compensation Committee uses its discretion to establish executive compensation at levels which, in its judgment, are warranted by external and internal factors, as well as an executive's individual circumstances. As a result, actual compensation levels may be greater or less than the compensation levels at the companies used in the comparative analysis based upon annual and long-term Company performance as well as individual performance. The particular elements of the compensation program are discussed more fully below.

         BASE SALARY. Base salary levels of executives are determined by taking into account an executive's level of responsibility, prior experience, competitive market data, the skills and experiences required by the position and the individual performance. Mr. W.N. Mayer's base salary was increased from $209,000 to $223,630 on January 1, 1998. Mr. Robert Demorest's salary was increased from $140,000 to $149,800 on January 1, 1998.

         ANNUAL INCENTIVE COMPENSATION. Annual cash bonuses are paid under the Company's Bonus Plan to the executives and are designed to provide a direct financial incentive to executives to achieve the Company's annual profit goals measured by net income before income taxes and incentives. The annual incentive targets range from 35% to 50% of base salary if the Company's profit goals are achieved (the "Incentive Target"). To the extent the Company's profits are less than or greater than established goals, the annual incentive is proportionally reduced or increased but may not exceed 150% of the Incentive Target. The Bonus Plan's 1997 profit goals were set in 1996 for the years 1997, 1998 and 1999. Mr. W.N. Mayer's and Mr. R.L. Demorest's bonuses for 1997 were $107,986 and $50,593, respectively. In addition, Mr. William N. Mayer was granted a bonus of $10,000 related to his work in research and development toward the creation of the TRANSORPTION(R) process. The Company believes that Mr.

W.N. Mayer and Mr. R.L. Demorest and the other executives performed well under the circumstances as shown below in the Stock Performance Graph.

         LONG-TERM INCENTIVE COMPENSATION. Stock options are used to enable key executives to participate in a meaningful way in the success of the Company and to link their interests directly with those of the shareholders. The number of stock options granted to executives is based upon a number of factors, including base salary level, the number of options previously granted and individual and Company performance during the year. Based upon these factors, Mr. R.L. Demorest was granted options to purchase a total of 7,000 shares during 1997. Mr. W.N. Mayer was not granted any additional options during fiscal 1997 because the Compensation Committee believes his current level of outstanding options is adequate.

         SECTION 162(m). The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code") limiting corporate deductions to $1,000,000 for certain compensation paid to the chief executive officer and each of the three other most highly compensated executives of publicly held companies. The Company does not believe it will pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate a policy if compensation levels ever approach $1,000,000.

             CHIEF EXECUTIVE OFFICER          COMPENSATION COMMITTEE
             William N. Mayer                 J. Leonard Frame
                                              Paul L. Sjoquist

STOCK PERFORMANCE GRAPH

         The following line-graphs provide both a five-year and a ten-year comparison of the cumulative returns for the Company, the S&P 500 Index and an index of peer companies selected by the Company. The Peer Group Index consists of companies that operate in similar industries and with similar market capitalizations. The total cumulative return (change in the year-end stock price plus reinvested dividends) for each of the periods is based on the investment of $100 in the Company's Common Stock, the S&P 500 Index and the Peer Group Index on December 31, 1992 (for the five-year comparison) and on December 31, 1987 (for the ten-year comparison). Total cumulative return for each company in the Peer Group Index is weighted according to market capitalization at the beginning of each year. Core Industries, Inc., Gelman Sciences, Inc., Andros, Inc. and Triconek Corp. were purchased by other entities in 1997, 1997, 1996 and 1995, respectively, and are no longer included in the Company's Peer Group Index.


                              FIVE-YEAR COMPARISON

                      Company             S&P 500           Peer Group*
     Year           Plot Points         Plot Points         Plot Points
     ----           -----------         -----------         -----------
     1992             100.00               100.00              100.00
     1993              73.42               110.08              119.44
     1994              52.61               111.53              134.84
     1995              91.86               153.44              213.64
     1996              90.71               188.67              187.89
     1997             145.43               251.63              284.23

                               TEN-YEAR COMPARISON

                      Company             S&P 500           Peer Group*
     Year           Plot Points         Plot Points         Plot Points
     ----           -----------         -----------         -----------
     1987             100.00               100.00              100.00
     1988             238.51               116.61              123.93
     1989             259.99               153.56              145.54
     1990             368.47               148.79              108.76
     1991             754.69               194.12              130.27
     1992             554.44               208.91              136.70
     1993             407.07               229.97              163.28
     1994             291.68               233.00              184.33
     1995             509.31               320.56              292.04
     1996             502.91               394.16              256.85
     1997             806.34               525.67              388.54

* BEI Medical Systems Co., CEM Corp., Daniel Industries, Hurco Companies, Inc., Input/Output Inc., Instron Corp., K-Tron International, Inc., Medar, Inc., Media Logic Inc., Moore Products Co., MTS Systems Corp., Newport Corp., TSI Inc.-MN, Unit Instruments, Inc.

CHANGE IN CONTROL ARRANGEMENTS

         Under the Company's 1992 Plan, upon the occurrence of a "change in control" all outstanding options granted under the 1992 Plan will become and remain exercisable in full during their remaining terms regardless of whether the plan participants thereafter remain employees of the Company or a subsidiary. The acceleration of the exercisability of options under this Plan may be limited, however, if the acceleration would be subject to an excise tax imposed upon "excess parachute payments." Under the 1992 Plan, a "change in control" has occurred if (a) substantially all of the Company's assets are sold or otherwise disposed of or the shareholders approve a transaction in which the Company is liquidated or dissolved; (b) a change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") has occurred; (c) any person becomes the beneficial owner of 25% or more of the combined voting power of the Company's capital stock; or (d) the Company is a party to a business combination or proxy contest, as a consequence of which members of the Board in office as of the effective date of the 1992 Plan constitute less than a majority of the Board after such event (any person that becomes a director subsequent to the effective date of the 1992 Plan whose election, or nomination for election by the shareholders, was approved by at least a majority of the directors on the effective date of the 1992 Plan, is considered a member of the board of directors on the effective date of the 1992 Plan). In addition, the Compensation Committee, without the consent of any affected participant, may determine that some or all of the participants holding outstanding options will receive cash in an amount equal to the excess of the fair market value immediately before the effective date of the change in control over the exercise price per share of the options.

CONFIDENTIALITY AGREEMENT

         The Company currently has a written agreement with William N. Mayer prohibiting disclosure of confidential information to anyone outside of the Company both during and subsequent to employment, prohibiting Mr. Mayer from engaging in any competitive business activity for a period of two years after termination of employment with the Company and requiring disclosure to the Company of ideas, discoveries or inventions relating to or resulting from his work for the Company and assignment to the Company of all proprietary rights to such matters. In the event that Mr. Mayer is unable to obtain employment consistent with his abilities and education as a result of this agreement, the Company will be required to make payments to Mr. Mayer equal to his monthly base salary at termination (exclusive of extra compensation, bonus or employee benefits) for each month of such unemployment, up to a maximum of 24 months.

            PROPOSAL TO AMEND THE RESTATED ARTICLES OF INCORPORATION
             TO INCREASE THE AUTHORIZED CAPITAL STOCK OF THE COMPANY
                                 PROPOSAL NO. 2

INTRODUCTION

         At present, the Restated Articles of Incorporation of the Company authorize the issuance of shares of Common Stock, $0.10 par value. As of February 20, 1998, 6,445,522 shares of the Company's authorized shares of Common Stock were issued and outstanding and 3,554,478 shares were authorized but unissued. Of the 3,554,478 shares of Common Stock that were authorized and unissued, 211,968 shares are reserved for issuance pursuant to outstanding options of the Company. Accordingly, as of February 20, 1998, there were 3,342,510 shares of Common Stock available for issuance or sale by the Company other than those issuable as described above.

         The Board of Directors has unanimously proposed that the Company's Restated Articles of Incorporation be amended to increase the authorized number of shares of capital stock from 10,000,000 to 25,000,000 shares, of which 22,000,000 shares will be designated as common stock, $0.10 par value, and 3,000,000 undesignated as to series (the "Undesignated Stock") and that this amendment should be presented to the Company's shareholders at the Annual Meeting. If this amendment is approved by the shareholders, 15,342,510 shares of Common Stock and 3,000,000 shares of Undesignated Stock will be authorized for issuance and unreserved immediately after the Annual Meeting. At the Annual Meeting, the shareholders of the Company are being asked to approve this amendment.

PURPOSE AND EFFECTS OF THE PROPOSED AMENDMENT

         The Board of Directors believes that it is necessary and desirable to increase the number of shares of Common Stock the Company is authorized to issue and add Undesignated Stock to give the Board additional flexibility to declare stock splits or dividends, adopt additional future employee benefit plans and make acquisitions through the use of stock. The Board of Directors has no immediate plans, understandings or agreements or commitments to issue additional shares of Common Stock or Undesignated Stock for any of these purposes, except as permitted or required by outstanding options and additional options which may be granted from time to time under the 1990 Director Plan and the 1998 Plan. The flexibility inherent in having the authority to issue shares of Common Stock or Undesignated Stock will, in the opinion of the Board of Directors, be advantageous to the Company in any negotiations involving the issuance of such stock. If the shareholders failed to approve the proposed amendment and authorization of the additional shares of Common Stock or Undesignated Stock were deferred until a specific need existed, the time and expense required in connection with obtaining the necessary shareholder action for each proposed issuance could deprive the Company of flexibility that the Board of Directors believes will result in the most efficient use of such shares. If this proposed amendment is adopted, no additional action or authorization by the Company's shareholders will be necessary prior to the issuance of such additional shares, unless required by applicable law or regulation, or unless deemed desirable or advisable by the Board of Directors. Furthermore, the Board of Directors will be empowered, without further shareholder action, to establish, and to designate the names of, classes or series of the Undesignated Stock and to set the terms of such shares (including terms with respect to redemption, sinking fund, dividend, liquidation, conversion and voting rights and preferences).

         If adopted, the proposal will not, by itself, have any effect on the rights of holders of presently issued and outstanding shares of Common Stock. Under the Company's Restated Articles of Incorporation, the shareholders of the Company do not have preemptive rights with respect to the Common

Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock or Undesignated Stock, existing shareholders would not have any preferential rights to purchase such additional shares of Common Stock or Undesignated Stock.

         Although the Board of Directors is proposing this amendment to the Company's Restated Articles of Incorporation for the reasons stated above, the amendment could, under certain circumstances, discourage or make more difficult an attempt by a person or organization to gain control of the Company by tender offer or proxy contest, or to consummate a merger or consolidation with the Company after acquiring control, and to remove incumbent management, even if such transactions were favorable to the shareholders of the Company. Issuance of shares of Common Stock or Undesignated Stock in a private placement to a person sympathetic to management and opposed to any attempt to gain control of the Company could make a change in control of the Company more difficult. Accordingly, this proposal to amend the Company's Restated Articles of Incorporation may be deemed (under certain circumstances which may or may not occur) to be an anti-takeover measure. However, the proposal is not being presented as an anti-takeover measure.

PROPOSED RESOLUTION

         A resolution in substantially the following form will be submitted to the shareholders at the Annual Meeting:

         RESOLVED, That Article II of the Company's Restated Articles of Incorporation is amended in its entirety to read as follows:

                  The aggregate number of shares of stock which the Corporation shall have authority to issue is Twenty Five Million (25,000,000) shares, consisting of Twenty-Two Million (22,000,000) shares of common stock, $0.10 par value per share (the "Common Stock"), and Three Million (3,000,000) shares undesignated as to series (the "Undesignated Stock"). The Board of Directors is authorized to establish, from the authorized shares of Undesignated Stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series. Without limiting the authority of the Board of Directors granted hereby, each such class or series of Undesignated Stock shall have such voting powers (full or limited or no voting powers), such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such class or series of Undesignated Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. Except as provided in the resolution or resolutions of the Board of Directors creating any series of Undesignated Stock, the shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes; no shareholder of the Corporation shall have any preemptive rights; and no shareholder shall be entitled to any cumulative voting rights. Each holder of Common Stock shall be entitled to one vote for each share held.

         RESOLVED FURTHER, That the appropriate officers of the Company are authorized and directed to make, execute, acknowledge and file such certificates and documents as may be required by law with respect to the foregoing resolutions.

BOARD OF DIRECTORS' RECOMMENDATION

         The Board of Directors recommends a vote FOR approval of this amendment. The affirmative vote of the holders of a majority of shares of Common Stock of the Company present in person or by proxy at the Annual Meeting is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR the approval of this amendment.

                  PROPOSAL TO ADOPT THE 1998 STOCK OPTION PLAN
                                 PROPOSAL NO. 3

INTRODUCTION

         On February 10, 1998, the Board of Directors of the Company adopted the 1998 Stock Option Plan (the "1998 Plan"), which is being submitted to the Company's shareholders for their approval at this Annual Meeting.

         Although the 1992 Plan will continue to exist until its stated termination date, no further grants may be made under the 1992 Plan, and any shares of the Company's Common Stock available for issuance under the 1992 Plan that either are not issued or are issued but subsequently are forfeited, will become shares available for issuance under the 1998 Plan. Of the 300,000 shares of Common Stock reserved for issuance pursuant to the 1992 Plan, 58,023 shares remained available for grants under the 1992 Plan as of February 20, 1998.

         The purpose of the 1998 Plan is to advance the interests of the Company and its shareholders by enabling the Company and its subsidiaries to attract and retain persons of ability to perform services for the Company and its subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives. The Board of Directors has reserved a maximum of 400,000 shares of Common Stock for issuance under the 1998 Plan, in addition to those shares contributed to the 1998 Plan from the 1992 Plan.

         The major features of the 1998 Plan are summarized below, which summary is qualified in its entirety by reference to the actual text of the 1998 Plan, a copy of which may be obtained from the Company.

SUMMARY OF THE 1998 STOCK OPTION PLAN

         GENERAL. The 1998 Plan provides for awards to eligible recipients of:
(i) options to purchase Common Stock that qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Options"); and (ii) options to purchase Common Stock that do not qualify as Incentive Options ("Non-Statutory Options," together with Incentive Options are referred to as "Options").

         The 1998 Plan is administered by a committee of the Board of Directors (the "Committee") consisting of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee selects the participants to be granted Options under the 1998 Plan (the "Participants"), determines the nature and extent of the Options granted to the Participants (including the number of shares of Common Stock subject to each Option, the exercise price and the manner in which Options will become exercisable), the time or times when Options will be granted, the duration of each Option and the restrictions and other conditions to which the Options may be subject. The Company intends that the 1998 Plan will be administered by the Compensation Committee of the Board of Directors. Eligible recipients of Options under the 1998 Plan include all employees of the Company or any subsidiary and any non-employee directors, consultants and independent contractors of the Company or any subsidiary.

         The 1998 Plan will terminate on February 10, 2008, unless sooner terminated by action of the Board of Directors. No Options will be granted after termination of the 1998 Plan. Currently, a maximum of 400,000 shares of Common Stock are reserved for issuance under the 1998 Plan, not including those shares contributed to the 1998 Plan from the 1992 Plan. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, appropriate adjustments will be made to the number and kind of shares reserved under the 1998 Plan and under outstanding Options. The Board of Directors may suspend or terminate the 1998 Plan or any portion thereof at any time, and may amend the 1998 Plan in any respect without stockholder approval, unless stockholder approval is then required by the Code or the rules of any stock exchange, Nasdaq or similar regulatory body. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the 1998 Plan, unless approved by the Committee, no right or interest of any Participant in an Option prior to the exercise or vesting of such Option will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, provided that a Participant may designate a beneficiary to receive an Option upon such Participant's death.

         OPTIONS. The exercise price for Non-Statutory Options may be not less than 85% of the fair market value of the Common Stock on the date the Non-Statutory Options are granted. Incentive Options may not be granted with an exercise price that is less than 100% of the fair market value of the Common Stock on the date the Incentive Options are granted, except that Incentive Options granted to persons owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary may not be granted with an exercise price that is less than 110% of the fair market value on the date of grant. In determining the fair market value of the Company's Common Stock, the Committee will use the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market as of the date of grant, or, if no shares were traded on such day, as of the next preceding day on which there was such a trade.

         Payment of an option exercise price will be made entirely in cash; provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a broker exercise notice, a promissory note or previously acquired shares of Common Stock, having an aggregate fair market value on the date of exercise equal to the payment required, or a combination of such methods.

         Options will become exercisable at such times and in such installments as determined by the Committee and may be exercised in whole or in part from time to time thereafter, subject to the terms and conditions set forth in the 1998 Plan; provided, however, that no Incentive Option may be exercisable after 10 years from its date of grant (five years from the date of grant if, at the time the Incentive Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company). To the extent that any Incentive Option granted under the 1998 Plan ceases for any reason to qualify as an "incentive stock option" for purposes of the federal tax laws, such Option will continue to be outstanding for purposes of the 1998 Plan as a Non-Statutory Option.

         EFFECT OF TERMINATION OF EMPLOYMENT. If a Participant's employment or other service with the Company and all subsidiaries is terminated by reason of death, disability or retirement, all Options held by the Participant will remain exercisable to the extent exercisable as of such termination for a period of one year (but in no event after the expiration date of any such Option). Unless otherwise provided by the Committee, in its sole discretion, if a Participant's employment is terminated for a reason other than death, disability or retirement, all rights of the Participant under the 1998 Plan and any agreements evidencing an Option will immediately terminate without notice of any kind, and no Options held by the Participant will thereafter be exercisable, provided, however, that in the event the termination is for a reason other than "cause" (as defined in the 1998 Plan), all Options then held by the Participant will become exercisable and remain exercisable for a period of three months after the termination (but in no event after the expiration date of any such Option).

         CHANGE IN CONTROL OF THE COMPANY. Unless otherwise provided by the Committee either in an agreement evidencing an Option or at any time after the grant of an Option, in the event of a "Change in Control" of the Company (as defined below), all outstanding Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms regardless of whether the Participant remains in the employ or service of the Company. In addition, in the event of such a Change in Control, the Committee, in its sole discretion, may provide that some or all Participants holding outstanding Options will receive for each share of Common Stock subject to such Options cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of a Change in Control over the exercise price per share of such Options.

         For purposes of the 1998 Plan, a "Change in Control" of the Company means (i) the sale, lease, exchange or other transfer of substantially all of the assets of the Company, (ii) the approval by the Company's shareholders of a plan or proposal for the liquidation or dissolution of the Company, (iii) any person becoming, after the effective date of the 1998 Plan, the beneficial owner of (A) 25% or more, but not 50% or more, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at election of directors, unless the transaction resulting in such ownership was approved in advance by the Continuity Directors (defined as the directors in office as of the effective date of the 1998 Plan or any persons who subsequently become directors and whose election or nomination was approved by at least a majority of Continuity Directors), or (B) 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at election of directors (regardless of any approval by the Continuity Directors); (iv) a merger or consolidation to which the Company is a party if the Company's shareholders immediately prior to the merger or consolidation beneficially own, immediately after the merger or consolidation, securities of the surviving corporation representing (A) more than 50%, but less than 75%, of the combined voting power of the surviving corporation's then outstanding securities having the right to vote at elections of directors, unless the transaction was approved in advance by the Continuity Directors, or (B) 50% or less of the combined voting power of the surviving corporation's then outstanding securities (regardless of any approval by the Continuity Directors), (v) the Continuity Directors cease for any reason to constitute at least a majority of the Board; or (vi) any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act.

FEDERAL INCOME TAX CONSEQUENCES

         The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include foreign, state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to directors, officers or greater than 10% stockholders of the Company or to any individual Participant who receives an Option.

         INCENTIVE OPTIONS. There will not be any federal income tax consequences to either the Participant or the Company as a result of the grant to an employee of an Incentive Option under the 1998 Plan. The exercise by a Participant of an Incentive Option also will not result in any federal income tax consequences to the Company or the Participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the Incentive Option, determined at the time of exercise, over the amount paid for the shares by the Participant will be includable in the Participant's alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the Participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an Option exercise price.

         If the Participant disposes of the Incentive Option shares acquired upon exercise of the Incentive Option, the federal income tax consequences will depend upon how long the Participant has held the shares. If the Participant does not dispose of the shares within two years after the Incentive Option was granted, nor within one year after the Participant exercised the Incentive Option and the shares were transferred to the Participant, then the Participant will recognize a capital gain or loss. The amount of the capital gain or loss will be equal to the difference between (i) the amount the Participant realized on disposition of the shares, and (ii) the option price at which the Participant acquired the shares. Whether the gain (or loss) constitutes long or short term capital gain (or loss) will depend upon the length of time the Participant held the stock prior to its disposition. Participants should consult their tax advisors to determine whether any specific gain (or loss) constitutes long or short term capital gain (or loss). The Company is not entitled to any compensation expense deduction under these circumstances.

         If the Participant does not satisfy both of the above holding period requirements (a "disqualifying disposition"), then the Participant will be required to report as ordinary income, in the year the Participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the Incentive Option, or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. The Company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the Participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

         NON-STATUTORY OPTIONS. Neither the Participant nor the Company incurs any federal income tax consequences as a result of the grant of a Non-Statutory Option. Upon exercise of a Non-Statutory Option, a Participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The Participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an Option exercise price.

         At the time of a subsequent sale or disposition of any shares of Common Stock obtained upon exercise of a Non-Statutory Option, any gain or loss will be a capital gain or loss. Whether the gain (or loss) constitutes long or short term capital gain (or loss) will depend upon the length of time the Participant held the stock prior to its disposition. Participants should consult their tax advisors to determine whether any specific gain (or loss) constitutes long or short term capital gain (or loss).

         In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a Non-Statutory Option for any amounts includable in the taxable income of the Participant as ordinary income, provided the Company complies with any applicable withholding requirements.

         EXCISE TAX ON PARACHUTE PAYMENTS. The Code also imposes a 20% excise tax on the recipient of "excess parachute payments," as defined in the Code and denies tax deductibility to the Company on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, stockholders, or highly compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of Options upon a change in control of the Company may constitute parachute payments, and in certain cases, "excess parachute payments."

         SECTION 162(m). Under Section 162(m) of the Code, the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies is limited to $1,000,000. Compensation for this purpose generally includes any items of compensation expense described above in connection with Options under the 1998 Plan. However, certain types of compensation are excepted from this limit, including compensation that qualifies as "performance-based compensation." Under
Section 162(m), any compensation expense resulting from the exercise of Options under the 1998 Plan with exercise prices equal to (or greater than) the fair market value of the Common Stock on the date of grant should qualify as "performance-based compensation" excepted from the limit of Section 162(m). However, compensation expense in connection with any other Options under the 1998 Plan will be subject to this limit.

OPTIONS UNDER THE 1998 PLAN

         As of the date of this Proxy Statement, the Compensation Committee has not approved any Options under the 1998 Plan. Neither the number or types of future Options to be received by or allocated to particular Participants or groups of Participants is presently determinable nor can the Company determine the number or types of Options that would have been received by or allocated to particular Participants or groups of Participants for the most recent completed fiscal year if the 1998 Plan had been in effect during such period.

BOARD OF DIRECTORS RECOMMENDATION

         The Board of Directors recommends that the shareholders vote FOR approval and ratification of the 1998 Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the 1998 Plan.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based on review of the copies of such reports furnished to the Company during the period ended December 31, 1997, and based on representations by such persons, all of the Company's executive officers, directors and greater than 10% shareholders complied with all Section 16(a) filings requirements, except that Messrs. Howard L. Demorest (a former director of the Company) and Robert L. Demorest each filed a late Form 5 for a gift of shares from Mr. H.L. Demorest to a trust for Mr.
R.L. Demorest's children.


                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING


         Proposals of shareholders intended to be presented in the proxy materials relating to the next Annual Meeting must be received by the Company at its principal executive offices on or before December 8, 1998.



                                  OTHER MATTERS

         The management of the Company does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting except those described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.


                                  MISCELLANEOUS

         THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 TO EACH PERSON WHO WAS A SHAREHOLDER OF THE COMPANY AS OF MARCH 20, 1998, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: 7500 BOONE AVENUE NORTH, MINNEAPOLIS, MINNESOTA 55428; ATTN.: SHAREHOLDER INFORMATION.

                                      BY ORDER OF THE BOARD OF DIRECTORS


                                      /s/ Ronald A. Meyer


                                      Ronald A. Meyer
                                      SECRETARY


Minneapolis, Minnesota
April 7, 1998

                              MODERN CONTROLS, INC.
                             1998 STOCK OPTION PLAN

1. Purpose of Plan.

         The purpose of the Modern Controls, Inc. 1998 Stock Option Plan (the "Plan") is to advance the interests of Modern Controls, Inc. (the "Company") and its shareholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2. Definitions.

         The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

         2.1 "Board" means the Board of Directors of the Company.

         2.2 "Broker Exercise Notice" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

         2.3 "Change in Control" means an event described in Section 9.1 of the Plan.

         2.4 "Code" means the Internal Revenue Code of 1986, as amended.

         2.5 "Committee" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

         2.6 "Common Stock" means the common stock of the Company, $0.10 par value, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 4.3 of the Plan.

         2.7 "Disability" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

         2.8 "Eligible Recipients" means all employees of the Company or any Subsidiary and any non-employee directors, consultants and independent contractors of the Company or any Subsidiary.

         2.9 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.10 "Fair Market Value" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the mean between the reported high and low sale prices of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market or an equivalent foreign market on which sale prices are reported; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the Nasdaq SmallCap Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

         2.11 "Incentive Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

         2.12 "Non-Statutory Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

         2.13 "Option" means an Incentive Stock Option or a Non-Statutory Stock Option.

         2.14 "Participant" means an Eligible Recipient who receives one or more Options under the Plan.

         2.15 "Previously Acquired Shares" means shares of Common Stock that are already owned by the Participant or, with respect to any Option, that are to be issued upon the exercise of such Option.

         2.16 "Retirement" means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company's plan or practice for purposes of this determination.

         2.17 "Securities Act" means the Securities Act of 1933, as amended.

         2.18 "Subsidiary" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

         2.19 "Tax Date" means the date any withholding tax obligation arises under the Code or other applicable tax statute for a Participant with respect to an Option.

3. Plan Administration.

         3.1 The Committee. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. Such a committee, if established, will act by majority approval of the members (but may also take action with the written consent of a majority of the members of such committee), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, "Committee" will refer to the Board or to such a committee, if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the participants and their respective successors-in-interest. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

         3.2 Authority of the Committee.

                  (a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Options as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Options to be made to each Participant (including the number of shares of Common Stock to be subject to each Option, the exercise price and the manner in which Options will become exercisable) and the form of written agreement, if any, evidencing such Option; (iii) the time or times when Options will be granted; (iv) the duration of each Option; and (v) the restrictions and other conditions to which the Options may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Option in the form of cash, Common Stock or any combination of both.

                  (b) The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Option in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Option, extend the term of an Option, accelerate the exercisability or otherwise terminate any restrictions relating to an Option, accept the surrender of any outstanding Option or, to the extent not previously exercised or vested, authorize the grant of new Options in substitution for surrendered Options; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Option, however, whether pursuant to this Section
         3.2 or any other provisions of the Plan, will be deemed to be a re-grant of such Option for purposes of this Plan.

                  (c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Option, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the conditions to the exercisability of any outstanding Option that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

4. Shares Available for Issuance.

         4.1 Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 400,000 shares of Common Stock, plus any shares of Common Stock which, as of the date the Plan is approved by the shareholders of the Company, are reserved for issuance under the Company's 1992 Stock Option Plan and which are not thereafter issued or which have been issued but are subsequently forfeited and which would otherwise have been available for further issuance under such plan. Notwithstanding any other provisions of the Plan to the contrary, no Participant in the Plan may be granted any Options relating to more than 50,000 shares of Common Stock in the aggregate in any fiscal year of the Company (subject to adjustment as provided in Section 4.3 of the Plan); provided, however, that a Participant who is first appointed or elected as an officer, hired as an employee or retained as a consultant by the Company or who receives a promotion that results in an increase in responsibilities or duties may be granted, during the fiscal year of such appointment, election, hiring, retention or promotion, Options relating to up to 100,000 shares of Common Stock (subject to adjustment as provided in Section 4.3 of the Plan).

         4.2 Accounting for Options. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Options will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of

Common Stock that are subject to an Option that lapses, expires, is forfeited or for any reason is terminated unexercised and any shares of Common Stock that are subject to an Option that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan.

         4.3 Adjustments to Shares and Options. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to, and the exercise price of, outstanding Options.

5. Participation.

         Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Options as may be determined by the Committee in its sole discretion. Options will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6. Options.

         6.1 Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an "incentive stock option" for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

         6.2 Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that (a) such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Incentive Stock Option (110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company), and (b) such price will not be less than 85% of the Fair Market Value of one share of Common Stock on the date of grant with respect to a Non-Statutory Stock Option.

         6.3 Exercisability and Duration. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Incentive Stock Option may be exercisable after 10 years from its date of grant (five years from its date of grant if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

         6.4 Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option must be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares, a promissory note (on terms acceptable to the Committee in its sole discretion) or by a combination of such methods.

         6.5 Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: CFO) at its principal executive office in Minneapolis, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

         6.6 Aggregate Limitation of Stock Subject to Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Non-Statutory Stock Options. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

7. Effect of Termination of Employment or Other Service.

         7.1 Termination Due to Death, Disability or Retirement. Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Option, in the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of death, Disability or Retirement, all outstanding Options then held by the Participant will remain exercisable, to the extent exercisable as of the date of such termination, for a period of one year after such termination (but in no event after the expiration date of any such Option).

         7.2 Termination for Reasons Other than Death, Disability or Retirement.

                  (a) Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Option, in the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Option will immediately terminate without notice of any kind, and no Options then held by the Participant will thereafter be exercisable; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for "cause," all outstanding Options then held by such Participant will remain exercisable, to the extent exercisable as of such termination, for a period of three months after such termination (but in no event after the expiration date of any such Option).

                  (b) For purposes of this Section 7.2, "cause" (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary.

         7.3 Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 7, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service; provided, however, that no Option may remain exercisable beyond its expiration date.

         7.4 Exercise of Incentive Stock Options Following Termination. Any Incentive Stock Option that remains unexercised more than one year following termination of employment by reason of Disability or more than three months following termination for any reason other than death or Disability will thereafter be deemed to be a Non-Statutory Stock Option.

         7.5 Date of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

8. Payment of Withholding Taxes.

         8.1 General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all foreign, federal, state and local withholding and employment-related tax requirements attributable to an Option, including, without limitation, the grant or exercise of an Option or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Option.

         8.2 Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 8.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

9. Change in Control.

         9.1 Change in Control. For purposes of this Section 9, a "Change in Control" of the Company will mean the following:

                  (a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

                  (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

                  (c) any person becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
         Act), directly or indirectly, of (i) 25% or more, but not 50% or more, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuity Directors (as defined in Section 9.2 below), or (ii) 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

                  (d) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) more than 50%, but less than 75%, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Continuity Directors, or (ii) 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

                  (e) the Continuity Directors cease for any reason to constitute at least a majority of the Board; or

                  (f) any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement.

         9.2 Continuity Directors. For purposes of this Section 9, "Continuity Directors" of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Continuity Directors (either by specific vote or by approval of the Company's proxy statement in which such individual is named as a nominee for director without objection to such nomination).

         9.3 Acceleration of Exercisability. Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the agreement evidencing an Option at the time of grant or at any time after the grant of an Option, all outstanding Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options have been granted remains in the employ or service of the Company or any Subsidiary.

         9.4 Cash Payment. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Option at the time of grant or at any time after the grant of an Option, and without the consent of any Participant effected thereby, may determine that some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

         9.5 Limitation on Change in Control Payments. Notwithstanding anything in Section 9.3 or 9.4 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the exercisability of an Option as provided in
Section 9.3 or the payment of cash in exchange for all or part of an Option as provided in Section 9.4 (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other "payments" that such Participant has the right to receive from the Company or any corporation that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the "payments" to such Participant pursuant to Section 9.3 or 9.4 of the Plan will be reduced to the largest amount as will result in no portion of such "payments" being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that "payments" under such agreement or otherwise will be reduced, that the Participant will have the discretion to determine which "payments" will be reduced, that such "payments" will not be reduced or that such "payments" will be "grossed up" for tax purposes), then this Section 9.5 will not apply, and any "payments" to a Participant pursuant to
Section 9.3 or 9.4 of the Plan will be treated as "payments" arising under such separate agreement.

10. Rights of Eligible Recipients and Participants; Transferability.

         10.1 Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

         10.2 Rights as a Shareholder. As a holder of Options, a Participant will have no rights as a shareholder unless and until such Options are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Options as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

         10.3 Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, unless approved by the Committee in its sole discretion, no right or interest of any Participant in an Option prior to the exercise of such Option will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Option upon such Participant's death, and in the event of a Participant's death, payment of any amounts due under the Plan will be made to, and exercise of Options (to the extent permitted pursuant to Section 7 of the Plan) may be made by, the Participant's legal representatives, heirs and legatees.

         10.4 Breach of Confidentiality or Non-Compete Agreements. Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or non-compete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of such Participant's employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Option then held by the Participant without notice of any kind.

         10.5 Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

11. Securities Law and Other Restrictions.

         Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Options granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

12. Plan Amendment, Modification and Termination.

         The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or Nasdaq or similar regulatory body. No termination, suspension or amendment of the Plan may adversely affect any outstanding Option without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2,
4.3 and 9 of the Plan.

13. Effective Date and Duration of the Plan.

         The Plan is effective as of February 10, 1998, the date it was adopted by the Board. The Plan will terminate at midnight on February 10, 2008, and may be terminated prior to such time to by Board action, and no Option will be granted after such termination. Options outstanding upon termination of the Plan may continue to be exercised in accordance with their terms.

14. Miscellaneous.

         14.1 Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

         14.2 Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

                              MODERN CONTROLS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints William N. Mayer and Ronald A. Meyer, and each of them, as Proxies, each with full power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Modern Controls, Inc. held of record by the undersigned on March 20, 1998, at the Annual Meeting of Shareholders to be held on May 19, 1998, or any adjournment, thereof.

1.       ELECTION OF DIRECTORS.

         |_| FOR all nominees listed below       |_| AGAINST all nominees listed
             (except as marked to the contrary       below
             below)

             William N. Mayer       Dean B. Chenoweth       J. Leonard Frame
             Paul L. Sjoquist       Richard A. Proulx       Robert L. Demorest
             Thomas C. Thomas

(INSTRUCTION: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.)

2. TO CONSIDER AND ACT UPON A PROPOSAL TO AMEND THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF CAPITAL STOCK FROM 10,000,000 TO 25,000,000 SHARES, CONSISTING OF 22,000,000 SHARES OF COMMON STOCK, $0.10 PAR VALUE, AND 3,000,000 SHARES UNDESIGNATED AS TO SERIES.

                     |_|  FOR       |_|  AGAINST       |_|  ABSTAIN

3. TO CONSIDER AND ACT UPON A PROPOSAL TO ADOPT THE COMPANY'S 1998 STOCK OPTION PLAN.

                     |_|  FOR       |_|  AGAINST       |_|  ABSTAIN

4. TO CONSIDER AND ACT UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 2 AND 3 AND FOR ALL NOMINEES NAMED IN PROPOSAL 1 ABOVE. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                         Dated:___________________________, 1998


                                         _______________________________________
                                         Signature

                                         _______________________________________
                                         Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.